UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2011

Date of Report (Date of earliest event reported)

NAVARRE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North,

Minneapolis, MN 55428

(Address of principal executive offices) (Zip Code)

(763) 535-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2011, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the voting results of its Annual Meeting of Shareholders held on September 15, 2011. The Company is filing this amendment to that Form 8-K for the sole purpose of disclosing the decision of the Board of Directors regarding how frequently the Company will include future shareholder advisory votes on the compensation of the Company’s named executive officers, i.e. future non-binding “Say on Pay” votes in the Company’s proxy materials.

As previously reported, the option to hold future Say on Pay votes every year received the highest number of votes cast by the shareholders voting on the frequency proposal. After considering the voting results and other factors, the Board of Directors determined on November 11, 2011 that the Company will include an advisory Say on Pay vote in the Company’s proxy materials each year in connection with its annual meeting of shareholders until the next shareholder advisory vote on the frequency of Say on Pay votes occurs or until the Board of Directors otherwise determines that a different frequency is in the best interests of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel